                                                                    Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Intelligroup Director of Investor Relations
(732) 362-2380

                   Intelligroup Reports First Quarter Results

       Reports 13% Year-over-Year Increase in Revenue and 22% Improvement in Gross Profit

Edison, NJ (May 4, 2004): Intelligroup, Inc. (Nasdaq: ITIG), a leading global provider of strategic IT outsourcing services, today reported results for its first quarter ended March 31, 2004. Financial highlights, updated guidance, and an explanation of the first quarter results are provided below. The complete results are provided at the end of this press release.

Financial Highlights:

--------------------------------- ------------------------------------- -------------------------------------

                                           GAAP Presentation                         Adjusted *
                                           -----------------                         ----------
                                       Q1 2004            Q1 2003            Q1 2004            Q1 2003
                                       -------            -------            -------            -------
Revenue                             $30.8 million      $27.2 million      $30.8 million      $27.2 million
Operating Income (Loss)             $1.0 million      ($5.0) million      $1.0 million       $0.4 million
Diluted Earnings (Loss) per Share       $0.01             ($0.44)             $0.01              $0.01
--------------------------------- ------------------ ------------------ ------------------ ------------------

* - Exclusive of discontinued operations and special charges described at the end of this press release under "Selected Results of Operations (unaudited)" and "Reconciliation of Non-GAAP Financial Measures (unaudited)".

o  $30.8 million in revenue, up $3.6 million or 13% compared to Q1 2003;
o  31.4% gross profit margin, up from 29.1% in Q1 2003;
o  3.4% operating margin, up from 1.3% in Q1 2003;
o  $0.01 Diluted EPS, is unchanged with Q1 2003.
o  $0.04 Diluted EPS, excluding foreign currency translation effect.

Updated 2004 Guidance:

---------------------------------- ------------------------------------ --------------------------------------
                                                 Q2 2004                               FY 2004
                                                 -------                               -------
Revenue                                    $32 to $33 million                   $135 to $140 million
Gross Profit Margin                            32% to 33%                            32% to 34%
Operating Margin                                5% to 7%                              7% to 8%
Diluted Earnings per Share                   $0.06 to $0.09                        $0.30 to $0.34
---------------------------------- ------------------------------------ --------------------------------------

"From a revenue perspective, the first quarter was difficult primarily due to a large number of customer directed late starts as well as longer sales cycles that we are experiencing with larger customer engagements. Accordingly, we have revised our guidance for the full year," commented Arjun Valluri, Chief Executive Officer of Intelligroup. "We believe these customer delays are a timing issue and the fundamentals of the business are strong. We have since commenced the delayed engagements, and we are confident with our updated guidance. We continue to see momentum in our customer base and will maintain a laser sharp focus on improving margins."

"Arjun brought me in to lead the Company's profitability improvement," commented David Distel, the newly-named Chief Financial Officer and Treasurer of Intelligroup. "We will be aggressively evaluating, pursuing and monitoring all aspects of our profitability. We are off to a strong start in the first quarter as we continue to realize improvements in both gross profit margin and operating margin. As a means to keep profitability improvement efforts visible, we have increased our guidance in gross profit margin and added operating margin to our guidance measures."

Discontinued Operations and Special Charges

In reporting its 2003 first quarter results, the Company reflected the sale of certain operations in the Company's Asia-Pacific region, classifying these as "discontinued operations" in accordance with Generally Accepted Accounting Principles ("GAAP"). Consistent with this treatment, associated revenues and expenses are presented as a separate item, after Income (Loss) from Continuing Operations.

The Company also reported certain "Special Charges" in its 2003 first quarter results. These included a write down of a note receivable balance and other obligations related to SeraNova Inc., as well as certain costs of litigation stemming from a proxy contest with a dissident shareholder.

Discontinued Operations and Special Charges are excluded from analytical comparisons and statistics in order to more appropriately evaluate current operating trends.

Conference Call Information
Intelligroup will hold its first quarter 2004 earnings conference call at 8:30 a.m. ET on Tuesday, May 4, 2004. A live broadcast of the call can be accessed on the web at www.intelligroup.com or by phone in the US at (800) 289-0485, or internationally at (913) 981-5518, access code Intelligroup.

In conjunction with the conference call, a live web-based presentation can be accessed on the web at http://www.placeware.com/cc/vcc/a?id=w781867&PW=123788. Alternatively, this can be accessed at www.intelligroup.com by clicking on About Us - Investor Information - Conference Calls, and follow the link for the Slide Show.

A replay of the conference call will also be available by telephone 24 hours a day from 11:30 a.m. ET on Tuesday, May 4, 2004 through 12:00 a.m. ET on Tuesday, May 18, 2004, by calling (888) 203-1112 in the US, or (719) 457-0820 internationally, with access code 218734.

About Intelligroup
Intelligroup, Inc. (http://www.intelligroup.com) is a leading global provider of strategic IT outsourcing services. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

Safe Harbor Statement
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

Intelligroup, Inc. and Subsidiaries
Selected Results of Operations (unaudited)
For the three months ended March 31, 2004 and 2003

                                                                                                    Three months ended
                                                                                                          March 31,
                                                                                                  2004               2003
                                                                                                  ----               ----
Revenues                                                                                        $ 30,848,000       $ 27,235,000
Cost of sales                                                                                     21,158,000         19,309,000
                                                                                            -----------------  -----------------
Gross profit                                                                                       9,690,000          7,926,000
  Gross profit percentage                                                                              31.4%              29.1%

Selling, general and administrative expenses                                                       8,181,000          6,868,000
Depreciation and amortization                                                                        469,000            699,000
SeraNova receivable impairment and other charges                                                           -          5,060,000
Proxy contest charges                                                                                      -            297,000
                                                                                            -----------------  -----------------
Total operating expenses                                                                           8,650,000         12,924,000
                                                                                            -----------------  -----------------

Operating income (loss)                                                                            1,040,000         (4,998,000)
Other expense, net                                                                                  (494,000)          (144,000)
                                                                                            -----------------  -----------------
Income (loss) from continuing operations before taxes                                                546,000         (5,142,000)

Income tax expense                                                                                   267,000             75,000
                                                                                            -----------------  -----------------
Income (loss) from continuing operations                                                             279,000         (5,217,000)

Loss from discontinued operations (including loss on disposal of $1,706,000),
net of tax expense of $0 and $15,000, respectively*                                                        -         (2,134,000)

                                                                                            -----------------  -----------------
Net income (loss)                                                                                  $ 279,000       $ (7,351,000)
                                                                                            =================  =================

Earnings (loss) per share:
  Basic earnings (loss) per share:
     Income (loss) from continuing operations                                                         $ 0.02            $ (0.31)
     Discontinued operations                                                                               -              (0.13)
                                                                                            -----------------  -----------------
       Net earnings (loss) per share                                                                  $ 0.02            $ (0.44)
                                                                                            =================  =================

  Diluted earnings (loss) per share:
     Income (loss) from continuing operations                                                         $ 0.01            $ (0.31)
     Discontinued operations                                                                               -              (0.13)
                                                                                            -----------------  -----------------
       Net earnings (loss) per share                                                                  $ 0.01            $ (0.44)
                                                                                            =================  =================

Weighted average common shares outstanding:
          Basic                                                                                   17,184,000         16,630,000
                                                                                            =================  =================
          Diluted                                                                                 19,126,000         16,630,000
                                                                                            =================  =================

* represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

Reconciliation of Non-GAAP Measures

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided below a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.